SECURITIES PURCHASE AGREEMENT

This **SECURITIES PURCHASE AGREEMENT** ("Agreement") is made as of April 7, 2018 (the "***Effective Date***"), by and among Hartford Retirement Network Corp., a Nevada corporation (the "***Company***"), Bin He and Zhenghui Zhang (collectively referred to as the "***Seller***") and HQDA International Investment Holdings Limited (the "***Investor***").

RECITALS

WHEREAS , pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the "***Securities Act***"), and Rule 506 of Regulation D and Rule 903 of Regulation S promulgated thereunder, the Investor desires to (1) purchase from the Company, and the Company desires to sell and issue to the Investor, 47,500,000 shares of the common stock, par value $0.001 per share, of the Company (the "***Common Stock***"), and (2) purchase from Seller, and the Seller desires to sell to the Investor, 5,000,000 shares of the Company Common Stock, together of which each of the Company, the Seller and the Investor acknowledge and agree shall constitute approximately 65.69% of all of the Company's outstanding Common Stock, on an as converted and fully diluted basis, at the time of the Closing, on the terms and subject to the conditions set forth in this Agreement. The Common Stock is sometimes referred to herein as the "***Securities***".

WHEREAS, the board of directors of the Investor has (i) approved the execution, delivery and performance by the Investor of this Agreement and consummation of the transactions contemplated hereby, and (ii) declared it advisable for the Investor to enter into this Agreement.

WHEREAS, the board of directors of the Company has (i) determined that it is in the best interest of the Company and all of its stockholders, and declared it advisable, for the Company to enter into this Agreement, and (ii) approved the execution, delivery and performance by the Company of this Agreement and consummation of the transactions contemplated hereby.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Purchase and Sale of Stock

1.1 Sale and Issuance of Stock. Subject to the satisfaction (or lawful waiver) of the conditions set forth in Sections 5 and 6 below, (a) the Company shall issue and sell to the Investor, and the Investor shall purchase and subscribe from the Company, 47,500,000 shares of Common Stock for an aggregate purchase price of US$ 7,124,109 (which the parties acknowledge and agree is equivalent to RMB 45,238,095, at the agreed exchange rate for RMB against USD of 6.35:1) payable in immediately available cash in United States Dollars in the aforesaid amount (the "***Purchase Price***"), (b) the Seller shall sell, convey, assign, transfer and deliver to the Investor, and the Investor shall purchase from the Seller, 5,000,000 shares of Common Stock for the aggregate purchase price of US$ 749,906 (which the parties acknowledge and agree is equivalent to RMB 4,761,905, at the agreed exchange rate of RMB against USD of 6.35:1) payable in immediately available cash in RMB in the aforesaid amount (the "***Seller Purchase Price***"), in each case of (a) and (b), free and clear of all liens and encumbrances, and collectively of which upon closing will result in the Investor owning approximately 65.69% of all of the outstanding Common Stock of the Company on an as-converted and fully-diluted basis. The capitalization of the Company immediately after Closing shall be as set out on ***Exhibit A***.

1.2 Payment of the Purchase Price. The Seller hereby specifically acknowledge its receipt of the Seller Purchase Price from the Investor, and the Company hereby specifically acknowledge its receipt of RMB 2,238,095 as part of the Purchase Price, and the parties therefore acknowledge and agree that the remaining Purchase Price that the Investor shall pay to the Company in immediately available cash in RMB shall be RMB

43,000,000 (which the parties acknowledge and agree is equivalent to USD 6,771,654 and payable in United States Dollars) ("***Remaining Balance***").

1.3 Closing

1.3.1 Subject to the satisfaction (or lawful waiver) of the conditions set forth in Sections 5 and 6 below, and in accordance with the closing mechanism set forth in Section 1.3.2 below, the closing of the sale and purchase of 47,500,000 of the Securities between the Company and the Investor, and the closing of the sale and purchase of 5,000,000 of the Securities between the Seller and the Investor (the "***Closing***") will take place remotely via the exchange of documents and signatures on or before 5:00 PM, April 7, 2018 (China time) (the "***Target Closing Date***"), or any other date mutually agreed in writing by the Company and the Investor, which date shall fall on or before 5:00 PM, April 20, 2018 (China time) (the "***Outside Date***"), provided in each case that each of the conditions set forth in Sections 5 and 6 shall have been satisfied or waived.

1.3.2 At the Closing:

(a) the Company shall deliver executed and effective copies of the following documents and instruments to the Investor: (i) officer's certificate certifying the Certificate of Incorporation and bylaws of the Company; (ii) a closing certificate with respect to the satisfaction of the Company's conditions to Closing, and the accuracy of the representations and warranties of the Company; and (iii) an opinion of Company legal counsel in a form satisfactory to the Investor's counsel.

(b) at the same time the Company delivers the documents and instruments described in subsection (a) above, the Company shall deliver signed copies of the following documents and instruments to the Investor, which signature has not yet become effective, but which both the Company and the Investor agree will automatically become effective upon the payment of the Remaining Balance by the Investor to the Company: (i) certificates representing all of the 47,500,000 shares of Common Stock being subscribed by the Investor and delivered at Closing by the Company; (ii) unanimous written consent of the Company Board of Directors approving this Agreement and the transactions contemplated herein, including the issuance of the Securities to the Investor and the appointment of three (3) directors nominated by the Investor and resignation of three (3) of the Company's existing directors, a form of which unanimous written consent is attached hereto as ***Exhibit B***; (iii) the resignation letters provided for in Section 4.6 of this Agreement; and (iv) updated share register of the Company evidencing the issuance and transfer of the Securities to the Investor under this agreement.

(c) at the same time the documents and instruments described in subsections (a) and (b) are delivered, the Seller shall deliver to the Investor the 5,000,000 shares of Common Stock being acquired by the Investor from the Seller, in the form of one or more certificates or book entries representing such shares, each such certificate or book entry to be duly and validly endorsed in favor of the Investor or accompanied by a separate stock power duly and validly executed by the Seller and otherwise sufficient to vest in the Investor good title to all such shares. The signature on such certificates or instruments will become effective upon the Closing.

(d) immediately after the Investor has received the documents and instruments described in subsections (a) through (c) above, the Investor will pay the Remaining Balance to the Company by depositing the Remaining Balance into the Company's bank account with Bank of America, Account No. 325093601599.

(e) immediately upon confirmation by the Company's bank of its receipt of the Remaining Balance, the Company shall issue a press release announcing the Closing and filing a report on Form 8-K regarding the same.

2. **Representations and Warranties of the Company and the Seller**. The Company and the Seller hereby represents and warrants to the Investor that the following representations are true and correct as of the date hereof and as of the Closing (except to the extent any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date and subject to the Disclosure Letter to be delivered by the Company to the Investor on the same date of this Agreement):

2.1 Organization, Valid Existence and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own properties and carry on its business as currently conducted. The Company is duly qualified to transact business as a foreign corporation in each jurisdiction in which it conducts its business, except where failure to be so qualified could not reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company's financial condition, business, properties, assets, or operations or on the transactions contemplated hereby or by any agreements or instruments to be executed in connection herewith, or on the authority or ability of such relevant parties or party to perform obligations under this Agreement ("***Material Adverse Effect***"). The Company has furnished to the Investor true, correct and complete copies of the Company's organizational documents, as amended and as in effect on the date hereof.

2.2 Authorization, Enforcement and Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and to issue, sell and deliver the Securities to the Investor in accordance with the terms hereof. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder, and the authorization, issuance, sale and delivery of the Securities, has been taken, and this Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.3 Capital Structure. The authorized capital stock of the Company consists of: (i) 200,000,000 shares of common stock par value $0.001 (the "***Shares***") and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share, of the Company (the "Company Preferred Stock"). As of the date of hereof, (x) 32,425,000 Shares were issued and outstanding, and (y) no shares of Company Preferred Stock were issued and outstanding or held by the Company in its treasury, and since December 31, 2014 and through the date hereof, no additional Shares or shares of Company Preferred Stock have been issued. All of the outstanding shares of capital stock of the Company are, and all shares of capital stock of the Company which may be issued as contemplated or expressly permitted by this Agreement will be, when issued, duly authorized and validly issued, fully paid and non-assessable, not subject to any pre-emptive rights or other liens, claims or encumbrances and issued in compliance with federal and state securities laws. As of the date hereof, the Company has issued options to purchase 325,000 Shares at an exercise price of $0.75 per share. The options expired on December 31, 2015 and have no further effect. The Company has no other securities, or rights, or options, or warrants to purchase securities, or any instrument convertible or exchangeable into equity securities, outstanding and no such or other securities, rights, or potions, or warrants shall be issued prior to the Closing. No subsidiary of the Company owns any Shares. Except as set forth above, no other stock or other securities, debt or equity or otherwise, shall be issued by the company without the express written consent of the Investor.

2.4 Valid Issuance of Securities. The Securities that are being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be transferred to the Investor free of liens, encumbrances and restrictions on transfer other than (a) any restrictions on transfer under this Agreement and under applicable state and federal securities laws and (b) any liens, encumbrances or restrictions on transfer that are created or imposed by the Investor. Subject in part to the truth and accuracy of the Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of applicable state and federal securities laws.

2.5 Non-Contravention. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the sale and issuance of Shares contemplated by this Agreement, except for the filing of notices of the sale of Securities pursuant to Regulation D promulgated under the Securities Act and applicable state securities laws. The Company is not in violation or default in any material respect of any provision of its certificate of incorporation or bylaws, or of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company, except for such violations or defaults of any federal or state statute, rule or regulation that could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the

transactions contemplated hereby will not result in any such violation as described above, or constitute, with or without the passage of time and giving of notice, either (i) a default in any material respect of any such instrument, judgment, order, writ or decree, or (ii) an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, in each case, which could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

2.6 Approvals. The Company Board of Directors, by resolutions duly adopted by consent and unanimous vote of all directors of the Company and, as of the date hereof, not subsequently rescinded or modified in any way, has, as of the date hereof determined that this Agreement and the transactions contemplated hereby, are fair to, and in the best interests of, the Company's stockholders and have been ratified and approved. A copy of the Company Board of Directors' resolutions has been delivered to the Investors and is attached hereto as ***Exhibit D***[1]. No other approval or action on the part of the Company is required for the Company's performance under this Agreement.

2.7 Financial Statements/Undisclosed Liabilities. The audited balance sheet and income statement of the Company dated as of June 30, 2017 have been delivered to the Investor together with non-audited financial statement through December 31, 2017 (hereinafter referred to, together with financial statements included in the Public Filings, as the "***Financial Statements***"). At the Closing, the Company will deliver to the Investor updated financial statements, updated through the end of the month preceding the month in which Closing is scheduled to take place (the "***Closing Financial Statements***"). The Company has timely filed or furnished, as applicable, all reports, schedules, forms, statements and other documents required to be filed or furnished by it with the Securities and Exchange Commission the "***SEC***") pursuant to the Securities Act or the Securities and Exchange Act of 1934, as amended (the "***Exchange Act***") (all of the foregoing documents, together with all exhibits included therein and the financial statements, notes, and schedules thereto and documents incorporated by reference therein, the "***Public Filings***"). Except to the extent subsequently amended, the Public Filings, as of the date they were filed or furnished, complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder, as applicable, and none of the Public Filings at such time contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments from the SEC or its staff. The Financial Statements and the Closing Financial Statements are prepared in accordance with and based on the Company's books and records, are complete and accurate, are prepared in accordance with Generally Accepted Accounting Principles of the United States ("***US GAAP***"), and fairly present the financial condition of and operating results of the Company during the periods indicated. The Company maintains a standard system of accounting established and in accordance with US GAAP. Neither the Company nor any of its subsidiaries has any liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured, or otherwise ("***Liabilities***") other than Liabilities that (i) are adequately reflected or recorded or on audited financial statement for the year ended on June 30, 2017 and filed with the SEC, (ii) were incurred since the date of the aforementioned financial statements in the ordinary course of business, or (iii) are incurred in connection with the transactions contemplated by this Agreement. The Company has at all times maintained and agrees to maintain books and records that accurately reflect its assets and transactions in reasonable detail, and a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Neither the Board of Directors nor the audit committee has been informed, nor is any director of the Company aware, of: (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

---

[1] Note to William: please provide minutes of board of directors meeting approving signing this Security Purchase Agreement.

2.8 Off-Balance Sheet Arrangements. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any contract or arrangement relating to any transaction or relationship between or among the Company and any of its subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any "off balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K under the Exchange Act), where the result, purpose or intended effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its subsidiaries in the Company's or such subsidiary's published financial statements or other documents filed by the Company with the SEC.

2.9 Litigation. There is no legal action or governmental investigation pending, or to the knowledge of the Company, threatened against: (a) the Company or any of its subsidiaries or any of their respective properties or assets or any executive officer or director of the Company or any of its subsidiaries in their capacities as such, in each case by or before any court, tribunal, commission, governmental department or agency or similar entity, including the SEC ("***Governmental Entity***"); or (b) the Company that challenges or seeks to prevent, enjoy or delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such action. There are no outstanding governmental orders and no unsatisfied judgments, penalties or awards against or affecting the Company or any of its properties or assets.

2.10 Changes. Since the date of the financial statements included in the Company's quarterly report filed on Form 10-Q with the SEC for the six months ended December 31, 2017, there has not been:

2.10.1 Any events, occurrences or changes in the assets, liabilities, financial condition, or operations of the Company that had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

2.10.2 Any amendment of the certificate of incorporation or by-laws of the Company;

2.10.3 Any change in the Company's capital structure or agreement with respect thereto;

2.10.4 Any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of the Company;

2.10.5 Any waiver or compromise by the Company of a valuable right or of any debt owed to it;

2.10.6 Any declaration or payment of any dividend or other distribution by the Company or any repurchase or redemption of the Company's capital stock;

2.10.7 Any cancellation of any material contract or any write-off as uncollectible of $2,500 or greater;

2.10.8 Any material deterioration or any other event or condition of any character which has materially and adversely affected the Company's business or prospects;

2.10.9 Any incurrence, assumption or guarantee of any indebtedness for borrowed money except unsecured current obligations and liabilities incurred in the ordinary course of business consistent with past practice;

2.10.10 Any capital investment in, or loan to (including forgiveness of loan to), any other person;

2.10.11 Any imposition of encumbrance upon any of the Company's properties, capital stock or assets, whether tangible or intangible;

2.10.12 Any material acquisition or disposition by the Company of any asset or shares; or

2.10.12 Any contract to do any of the foregoing, or action or omission that would reasonably result in any of the foregoing.

2.11 Insurance. The Company currently has no general commercial liability or workers compensation insurance in effect. The Company is not aware of any pending or threatened claims against the Company for personal injuries, product liability or property damages.

2.12 Acknowledgment Regarding Investor's Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby and that, immediately prior to issuance, and that the Investor is not, and none of the Investor's affiliates, directors, officers, employees or representatives is (i) an officer or director of the Company, (ii) an "affiliate" of the Company or any of its Subsidiaries (as defined in Rule 144) or (iii) to the knowledge of the Company, a "beneficial owner" of more than 10% of the ordinary shares of the Company (as defined in Rule 13d-3 of the SEC Rules promulgated under the Exchange Act)).

2.13 No General Solicitation. Neither the Company, nor any of its subsidiaries or affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

2.14 No Integrated Offering. None of the Company, its subsidiaries, any of their affiliates, and any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its subsidiaries, their affiliates or any person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings.

2.15 Manipulation of Stock Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company, (ii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

2.16 No Consideration. The Company is not aware of any consideration being paid by any Investor, directly or indirectly, to any officer, director or employee of the Company or any subsidiary.

2.17 Subsidiaries. The Company currently does not own, or have any interest in any shares or other ownership interest in any entity.

2.18 Taxes. The Company and its subsidiaries have timely filed all returns (as hereinafter defined) required to be filed with taxing authorities or has duly obtained extensions of time for the filing thereof, and all such returns are true, complete and accurate. The Company and its subsidiaries have paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or any of its subsidiaries. The provisions for taxes payable, if any, shown on the financial statements filed with or in the Public Filings are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. The Company and each of its subsidiaries (i) have made available to Investor true, correct and complete copies of all agreements or documents relating to tax holidays or tax incentives, as in effect as of the date hereof, and (ii) are in compliance with all requirements for any applicable tax holidays or tax incentives. Except as disclosed in writing to the Investor, (i) no issues have been raised by any taxing authority and there is not currently pending any audit, examination, investigation or other proceeding in connection with any taxes of the Company or its Subsidiaries, (ii) neither the Company nor any of its subsidiaries has received written notice in a jurisdiction where it does not file returns that it is or may be subject to taxation by that jurisdiction, (iii) no waivers of statutes of limitations with respect to any returns or collection of taxes and no extensions of time with respect to any tax assessments or deficiencies have been given by or requested from the Company or its subsidiaries, (iv) there are no liens for taxes upon the assets of the Company or any of its subsidiaries (other than liens for taxes not yet due and payable or for taxes that are being contested in good faith and for which adequate reserves have been established), (v) neither the Company nor any of its subsidiaries is a party to any tax allocation, sharing or indemnity agreement (other than any tax indemnification provisions in commercial agreements or agreements that are not primarily related to taxes and any agreements between or among any of the

Company and its subsidiaries) and (vi) the Company and each of its subsidiaries are in compliance with all applicable laws relating to transfer pricing, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology of the Company and its Subsidiaries. The term "taxes" means all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind, whether computed on a separate, consolidated, unitary, combined or any other basis, and any interest, penalties, fines, or additional amounts attributable to, imposed upon or with respect to any of the foregoing. The term "returns" means all returns (including information returns), declarations, reports, statements, and other documents required to be filed in respect to taxes, including any amendments thereof or attachments or supplements thereto.

2.19 Material Contracts. The Company's Public Filings fully disclose the Company's entry into or termination of any material definitive agreements to which the Company is a party (each, a "***Material Contract***"). The term "***Material Contract***" shall mean an agreement that provides for obligations that are material to and enforceable against the Company, or rights that are material to the Company and enforceable by the Company against one or more other parties to the agreement, in each case whether or not subject to conditions. Each Material Contract is valid and binding on the Company and the counterparties to such Material Contract, in each case in accordance with its terms, and is in full force and effect. None of the Company or, to the Company's knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder.

2.20 Property. The Company owns or leases all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated. The Company has good and marketable title to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, claims and encumbrances, except such as disclosed in the Company's Public Filings or such as do not (individually or in the aggregate) materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company. Any real property and buildings held under lease or sublease by the Company are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made of such property and buildings by the Company. The Company has not received any written notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company.

2.21 Intellectual Property

2.21.1 The Company and each of its Subsidiaries own or have the valid right to use, free and clear of all encumbrances, all of the following to the extent owned, used, held for use in, or necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted and as contemplated to be conducted: (1) inventions, whether or not patentable, reduced to practice or made the subject of one or more pending patent applications, (2) national and multinational statutory invention registrations, patents and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof) registered or applied for in China, the United States of America and all other nations throughout the world, including all improvements to the inventions disclosed in each such registration, patent or patent application ((1) and (2) together, "***Patents***"), (3) trademarks, service marks, trade dress, logos, domain names, trade names and corporate names and other similar designations of source or origin, (whether or not registered) in China, the United States and all other nations throughout the world, including all variations, derivations, combinations, registrations and applications for registration of the foregoing and all goodwill associated therewith, (4) copyrights (whether or not registered) and registrations and applications for registration thereof in China, the United States and all other nations throughout the world, including all derivative works, moral rights, renewals, extensions, reversions or restorations associated with such copyrights, now or hereafter provided by law, regardless of the medium of fixation or means of expression, (5) computer software (including source code, object code, firmware, operating systems and specifications), (6) trade secrets and, whether or not confidential, business information (including pricing and cost information, business and marketing plans and customer and supplier lists) and know-how (including manufacturing and production processes and techniques and research and development information), (7) industrial designs (whether

or not registered), (8) databases and data collections, (9) copies and tangible embodiments of any of the foregoing, in whatever form or medium, (10) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, (11) all rights in all of the foregoing provided by treaties, conventions and common law and (12) all rights to sue or recover and retain damages and costs and attorneys' fees for past, present and future infringement or misappropriation of any of the foregoing (collectively, "***Intellectual Property***"). Either the Company or one of its Subsidiaries is the sole and exclusive beneficial and, with respect to applications and registrations, record owner of any Intellectual Property purported to be owned by the Company or one of its Subsidiaries and material to the conduct of the business of the Company and its Subsidiaries, all such Intellectual Property is subsisting, valid, and enforceable, and all such Intellectual Property is sufficient for the conduct of the business as currently conducted and as contemplated to be conducted.

2.21.2 Other than as disclosed in the Company's Public Filings, neither the Company nor any of its Subsidiaries is party to any contract pursuant to which the Company or any of its Subsidiaries (1) is granted or obtains or agrees to obtain any right to use any Intellectual Property that is material to the business of the Company and its Subsidiaries (other than standard form contracts granting rights to use readily available shrink wrap or click wrap software, (2) is restricted in its right to use or register any Intellectual Property that is material to the business of the Company and its Subsidiaries, or (3) permits or agree to permit any other person to use, enforce, or register any Intellectual Property that is material to the business of the Company and its Subsidiaries including any license agreements, coexistence agreements, and covenants not to sue (each of the foregoing, an "**IP Contract**"). There are no orders, writs, injunctions, or decrees to which the Company or any of its Subsidiaries is subject with respect to any Intellectual Property that is material to the business of the Company and its Subsidiaries.

2.21.3 Other than as disclosed in the Company's Public Filings, to the knowledge of the Company the conduct of the business of the Company and its Subsidiaries (including the products and services of the Company and its Subsidiaries) as currently conducted, and the conduct of such business as conducted in the past three (3) years (or longer time period to the extent there is any current liability therefore), does not infringe, misappropriate, or otherwise violate, and has not infringed, misappropriated, or otherwise violated, any person's Intellectual Property rights. There has been no such claim asserted or threatened (including in the form of demands or offers or invitations to obtain a license) in the past three (3) years (or longer time period to the extent there is any current liability therefore) against the Company or any of its Subsidiaries, or, to the knowledge of the Company, any other person. To the knowledge of the Company, there are no facts, circumstances, or conditions that could reasonably be expected to form the basis for a claim of infringement, misappropriation, or other violation of Intellectual Property rights against the Company or any of its Subsidiaries.

2.21.4 Other than as disclosed in the Company's Public Filings and to the knowledge of the Company, no person is materially infringing, misappropriating, or otherwise violating any Intellectual Property owned, used, or held for use by the Company or any of its Subsidiaries in the conduct of the business of the Company and its Subsidiaries, and no such claims have been asserted or threatened against any person by the Company.

2.21.5 Other than as disclosed in the Company's Public Filings, there has been no claim asserted or threatened challenging the scope, validity, or enforceability of any applications or registrations for material Patents owned by the Company or any of its Subsidiaries, and, to the knowledge of the Company, there are no facts, circumstances, or conditions that could reasonably be expected to form the basis for such a claim. The Company has not granted any person any right to control the prosecution or registration of any Intellectual Property owned by the Company or any of its Subsidiaries or to commence, defend, or otherwise control any claim with respect to such Intellectual Property.

2.21.6 The Company takes reasonable measures to protect the confidentiality of material trade secrets, including requiring all persons having access thereto to execute written non-disclosure agreements. To the knowledge of the Company, there has not been any disclosure of any material trade secret of the Company (including any such information of any other person disclosed in confidence to the Company) to any person in a manner that has resulted or is likely to result in the loss of trade secret or other rights in and to such information. Each current and former employee and officer of the Company and its Subsidiaries has executed a proprietary information and inventions agreement, and no current or former employee or officer of the Company or its Subsidiaries has excluded works or inventions from his or her assignment of inventions pursuant to such employee's or officer's proprietary information and inventions agreement.

XCl

2.21.7 To the knowledge of the Company as of the date hereof, the Company is in compliance with applicable law, as well as its own policies, relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Company, and as of the date hereof no claims are pending or threatened in writing against the Company alleging a violation of any person's privacy or personal information.

2.22 Compliance with Laws; Permits. The Company has complied, and is currently complying, with all laws applicable to it or its business, properties or assets. All permits required for the Company to conduct its businesses have been obtained by it and are valid and in full force and effect. All fees and charges with respect to such permits as of the date hereof have been paid in full. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any permit described herein.

2.23 Labor; Employee Benefit Matters. The Company has disclosed in its Public Filings all pension, benefit, retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity, stock or stock-based, change in control, retention, severance, vacation, paid time off, welfare, fringe-benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, which is or has been maintained, sponsored, contributed to, or required to be contributed to by the Company for the benefit of any current or former employee, officer, director, retiree, independent contractor or consultant of the Company or any spouse or dependent of such individual, or under which the Company has or may have any liability, contingent or otherwise (each, a "***Benefit Plan***"). None of the Company or any of its Subsidiaries is a party to any collective bargaining, trade union or works council agreement or other labor union contract applicable to persons employed by them, and there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit relating to any employee. During the three (3) year period immediately prior to the date of this Agreement, there has been no organized strike, slowdown, work stoppage or lockout, or similar activity, material labor disputes, material labor arbitrations, or material labor grievances or threat thereof, by or with respect to any employee of the Company or any of its Subsidiaries. None of the Company or any of its Subsidiaries is in material violation of any law pertaining to employment and employment practices, including all laws respecting terms and conditions of employment, wages, hours, overtime payment, employment discrimination, worker classification (including the proper classification of workers as independent contractors, consultants, dispatch labor, outsourced workers, and classification under alternative working hours systems), immigration, work authorization, occupational health and safety, workers' compensation, the payment of social security and other employment taxes, disability rights or benefits, plant closures and layoffs, labor relations, employee leave issues and unemployment insurance. Each of the Company and its Subsidiaries has, in a timely manner, (i) withheld and paid to the appropriate governmental authority all amounts required by applicable laws to be withheld from any employee, including the withholding and payment of all individual income taxes and contributions to social security and housing fund accounts payable by such employee (if any); (ii) paid in full to the appropriate governmental authority all amounts required by applicable laws to be paid, including the payment of all contributions to social security and housing fund accounts payable by any of the Company or its Subsidiaries; and (iii) paid in full to each employee all amounts payable by virtue of applicable employment laws and terms of employment applicable to such employee, including all wages, overtime payments, bonuses, benefits, severance payments and all compensation due to such employee. To the Company's knowledge, no employee or contractor of any of the Company or its Subsidiaries is in any material respect in violation of any term of any employment agreement, consulting agreement, restrictive covenant, common law nondisclosure obligation, fiduciary duty, or other obligation to any such entity. To the Company's knowledge, no current employee or contractor of any of the Company or its Subsidiaries intends to terminate his or her employment or engagement. No current employee or contractor of any of the Company or its Subsidiaries is entitled to any payment (including without limitation any severance payment, change of control payment or other bonus payment) tied to the announcement or consummation of the transactions contemplated by this Agreement.

2.24 Foreign Corrupt Practices Act. Neither the Company nor any of the directors, employees or officers of the Company or any person acting on behalf of the Company has, directly or indirectly, violated or will violate any applicable laws, regulations, and administrative requirements, including without limitation any anti-corruption, anti-money laundering or anti-terrorism law, or has given, offered or promised to give, or will give, offer or promise to give, directly or indirectly, money or anything of value (other than lawful price concessions to customers in the ordinary course of business) to any Government Official or to any other person or entity (including without limitation agents or family members of a Government Official) for payment to or for the benefit of any

Government Official, or to any other person or entity, in a corrupt or improper effort to obtain or retain business or any commercial advantage, including without limitation money or anything of value that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Prospectus or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures and other compliance functions are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended. The term Government Official means any person engaged in public duty in a government agency, including without limitation (i) any elected or appointed official or employee of a government, at any level, including national or local government entities, members of legislative, administrative, and judicial bodies, and employees of government agencies; (ii) any officer or employee of government-owned or government-controlled entities, including state-owned entities that operate in the commercial sector, such as an employee at a state-owned company; (iii) any officer or employee of a public international organization, including without limitation the United Nations, the World Bank or the International Monetary Fund; (iv) any person acting in an official capacity for a government, government agency, or state-owned enterprise; and (v) any political party, official of a political party, and any candidate for political office. The Company warrants and represents that none of its employees, officers, directors or indirect owners are Government Officials or immediate family members of a Government Official. In the event that during the term of this Agreement there is a change in the information contained in this paragraph, the Company agrees to make immediate disclosure to an executive officer of the Investor, in which case the Investor may immediately terminate this Agreement.

2.25 Compliance with Sanction Programs. The Company hereby represents and warrants that it has at all times complied, will continue to comply, and will procure that anyone acting on its behalf at all times complies, with all applicable economic sanctions programs administered by government authorities, including without limitation those administered by the United States Department of Treasury Office of Foreign Assets Control, and that neither the Company or anyone acting on its behalf has engaged or will engage, in direct or indirect sales or provision or procurement of any products, services or funding, or in any other business activity, with any person, entity or governmental authority subject to such economic sanctions programs.

2.26 Related Party Transactions. Except as disclosed in the Company's Public Filings, there are no business relationships or related party transactions involving the Company or any other person required to be described in the Public Filings that have not been described as required.

2.27 Brokers' Fees. The Company has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

2.28 Books and Records. As of Closing, the minute book and other similar records of the Company contain true and complete records of all actions taken at any meetings of the Company's shareholders and Board of Directors, and of all written consents executed in lieu of the holding of any such meeting and the books and records of the Company accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company and have been maintained in accordance with good business and bookkeeping practices.

2.29 Full Disclosure. The representations and warranties of the Company contained in this Agreement, the other provisions of this Agreement and all other documents delivered to one another in connection with the purchase and sale of the Securities when read together, do not contain and will not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein or herein in view of the circumstances under which they were made not misleading.

3. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company and the Seller that the following representations are true and correct as of the date hereof and as of the Closing (except to the extent any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date):

3.1 Authorization. The Investor has all requisite power and authority to enter into this Agreement , and this Agreement constitutes its valid and legally binding obligations, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general

application affecting enforcement of creditors' rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2 Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor's representations to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Securities acquired by the Investor hereunder will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation rights to such person or to any third person, with respect to any of the Securities.

3.3 No Solicitation. At no time was the Investor presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Securities.

3.4 Access to Information. The Investor has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Securities to be purchased by the Investor under this Agreement. The Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Investor or to which the Investor had access. The foregoing, however, does not in any way limit or modifies the representations and warranties made by the Company in Section 2.

3.5 Investment Experience. The Investor understands that the purchase of the Securities involves substantial risk. The Investor has experience as an investor in securities of companies in the development stage and acknowledges that the Investor is able to fend for itself, can bear the economic risk of the Investor's investment in the Securities, including a complete loss of the investment, and has such knowledge and experience in financial or business matters that the Investor is capable of evaluating the merits and risks of this investment in the Securities and protecting its own interests in connection with this investment. The Investor represents that the office in which its investment decision was made is located at the address set forth in Section 6.5.

3.6 Accredited Investor. The Investor understands the term "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and is an "accredited investor" for the purposes of acquiring the Securities to be purchased by the Investor under this Agreement.

3.7 Not a U.S. Person: The Investor is not a "United States Person" and is not purchasing the Securities for the account or benefit of a United States Person.

3.8 No Offers in the U.S. The Investor acknowledges and agrees that the Securities were not offered to the Investor in the United States, and at the time of execution of this agreement and at the time of any offer to the Investor to purchase such Securities hereunder, the Investor was physically outside the United States.

3.9 Restricted Securities

(a) The Investor understands that the Securities are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Investor represents that the Investor is familiar with Rule 144 of the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(b) The Investor understands that the certificates evidencing the Securities may bear the following legend (or a substantially similar legend):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE *"ACT"*), *OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.*

3.10 No Brokers. The Investor has not incurred, and will not incur in connection with the purchase of the Securities, any brokerage or finders' fees, or agents' commissions or similar liabilities.

4. Covenants

4.1 Best Efforts. Each of the parties shall use its best efforts, to the extent commercially reasonable, to take all action and to do all things necessary, proper or advisable including but not limited to obtaining all such waivers, permits, consents, approvals or other authorizations from third parties and governmental entities, as may be necessary or desirable in connection with the completion of the transactions contemplated by this Agreement. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D. The Company shall also take such action as the Company and the Investor shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Investor at the Closing pursuant to this Agreement under applicable securities laws of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities laws of the United States following the Closing Date.

4.2 Full Access. The Company, prior to Closing, shall permit Investor and Investor's representatives to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company. Investor (i) shall treat and hold as confidential any Confidential Information (as defined below), (ii) shall not use any of the Confidential Information except in connection with this Agreement, and (iii) if this Agreement is terminated for any reason whatsoever, shall return to the Company (or destroy, at the Investor's discretion) the Confidential Information (and all copies) thereof which are in its possession. For purposes of this Agreement, "Confidential Information" means any confidential or proprietary information of the Company that is furnished in writing to the Investor by the Company in connection with this Agreement and is labeled confidential or proprietary or, in the case of oral information, that is identified as confidential at the time of disclosure; provided, however, that it shall not include any information (i) which, at the time of disclosure, is available publicly, (ii) which, after disclosure, becomes available publicly through no fault of the Investor, (iii) which the Investor knew prior to disclosure, or (iv) which the Investor obtains from a third party whom the Investor is unaware is bound by any duty of confidentiality to the Company.

4.3 Exclusivity. From and after the date hereof until Closing or other termination hereof, each of the Company and the Seller shall not, directly or indirectly, (i) encourage, solicit, initiate, engage, continue or participate in discussions or negotiations with any person or entity (other than the Investor) concerning any investment, merger, consolidation, sale of material assets, or other business combination involving the Company or any division of the Company, or to sell any Securities, (ii) provide any non-public information to a prospective acquirer (other than the Investor), or (iii) enter into any agreements (whether or not binding) regarding any of the foregoing. The Company and the Seller shall immediately cease and terminate all existing discussions or negotiations with any person conducted heretofore with respect to, or that could lead to, any of the foregoing.

4.4 Notice of Certain Events. From the date hereof until the Closing, each party shall promptly notify the other parties in writing of: (i) any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by such party hereunder not being true and correct; (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and (iii) any actions commenced or, to such party's knowledge, threatened against, relating to or involving or otherwise affecting the Company, the Seller or Investor that, if pending, would have been required to have been disclosed under applicable laws or that relates to the consummation of the transactions contemplated by this Agreement.

4.5 Public Announcements. Unless otherwise required by applicable law (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other parties (which consent shall not be unreasonably withheld or delayed), and the parties shall use commercially reasonable efforts to cooperate as to the timing and contents of any such announcement. Upon the execution and delivery of this Agreement, the Company shall issue a press release announcing the same and shall file a report on Form 8-K with respect to the same.

4.6 Appointment of Directors.

4.6.1 At the Closing, the Company shall appoint Ziyun Xu (徐紫芸), Haixiang Shen (沈海翔), and Peigeng Xu (徐培耕) as directors of the Company and appoint Xu Ziyun as the chairman of the board of directors and the Chief Executive Officer of the Company. At the Closing, Aaron Schottelkorb, Weizhong Chen and Gesheng Lu shall resign as directors of the Company and the Company shall accept their resignation. A form of the resignation and acceptance letter relating to the aforesaid resignations is attached hereto as ***Exhibit C.*** Copies of resignation letters duly executed by Messrs. Schottelkorb, Chen and Lu and being effective shall be delivered to the Investor at the Closing.

4.7 Operation of the Company. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing, the Company shall conduct its operations in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, prior to the Closing Date, the Seller and the Company shall not, without the prior written consent of the Investor:

4.7.1 issue, split, combine or reclassify any shares of the Company's capital stock or any instrument convertible or exchangeable thereto; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the Company's capital stock;

4.7.2 other than in the ordinary course of business, create, incur or assume any material debt not currently outstanding (including obligations in respect of capital leases but excluding accounts payable incurred in the ordinary course of business), assume, guarantee or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; or make any loans, advances or capital contributions to, or investments in, any other person;

4.7.3 discharge or satisfy any security interest or pay any obligation or liability other than in the ordinary course of business or in accordance with the terms of the applicable governing instruments;

4.7.4 mortgage or pledge any of the Company's property or Assets or subject any such Assets to any security interest;

4.7.5 enter into, amend, take or omit to take any action that would constitute a material violation of or default under, or waive any rights under, any material contract or agreement;

4.7.6 enter into any transaction whereby the Company acquires or disposes of any assets or equity interests;

4.7.7 take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take such action would result in (i) any of the representations and warranties of the Company and the Seller set forth in this Agreement becoming untrue or (ii) any of the conditions to the Closing set forth in Section 6 not being satisfied.

5. Conditions to the Investor's Obligations at Closing. The obligations of the Investor at Closing are subject to the fulfillment or waiver, on or by Closing, of each of the following conditions, which waiver may be given by written communication to the Company or its counsel by the Investor or its counsel.

5.1 Representations and Warranties. Each of the representations and warranties of the Company and the Seller contained in Section 2 shall be true and accurate in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing, except for (a) those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), with

the same force and effect as if they had been made at the Closing, and (b) those representations and warranties which are qualified as to materiality (which shall be true and correct in all respects).

5.2 Performance. The Company and the Seller shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

5.4 Satisfaction with Due Diligence. Investor is satisfied with its due diligence review of the Company, business, legal compliance, Financial Statements and Closing Financial Statements, and related matters.

5.5 No Material Adverse Effect. No event has occurred that would have or be reasonably expected to have a Material Adverse Effect.

5.6 Listing Status. The Shares of the Company shall remain publicly traded under the Securities Act and the Exchange Act, and shall not have been suspended by the SEC from public trading.

5.7 Company Governance. The parties hereto shall have fully performed their obligations under Section 4.6 of this Agreement.

5.8 Closing Deliverables. The Company and the Seller shall have fully delivered the closing deliverables set forth in Section 1.3.2 of this Agreement to the Investor.

5.9 No Injunction. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, order or injunction which is then in effect or is pending, proposed or threatened and has or would have the effect of making the transaction contemplated hereunder illegal or otherwise prohibiting the consummation of the transaction contemplated hereunder in the United States, China or any other jurisdiction where such injunction or fact would reasonably be expected to have a Material Adverse Effect.

5.10 Public Announcement. The Company shall have issued the press release announcing thc execution and delivery of this Agreement in accordance with Section 4.5.

6. **Conditions to the Obligations of Company and Seller at Closing.** The obligations of the Company and the Seller to the Investor at the Closing are subject to the fulfillment, on or by the Closing, of each of the following conditions, which waiver may be given by written communication to the Investor or its counsel by the Company and the Seller or their respective counsel.

6.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true and accurate in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing.

6.2 Performance. The Investor shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

6.3 Payment of the Purchase Price. The Investor shall have delivered evidence of irrevocable wiring of the Remaining Balance as specified in Section 1.2 of this Agreement.

6.5 No Injunction. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, order or injunction which is then in effect or is pending, proposed or threatened and has or would have the effect of making the transaction contemplated hereunder illegal or otherwise prohibiting the consummation of the transaction contemplated hereunder in the United States, China or any other jurisdiction where such injunction or fact would reasonably be expected to have a Material Adverse Effect.

7. **Miscellaneous**

XU

7.1 Survival of Representations and Warranties. The representations and warranties of the Company, the Seller and the Investor contained in or made pursuant to this Agreement shall survive the Closing for a period of 24 months, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor, the Company or the Seller. All covenants and agreements in this Agreement shall terminate immediately after Closing, except that the covenants and agreements set forth in this Article VII shall survive the Closing.

7.2 Termination

7.2.1 Termination by Mutual Consent. This Agreement may be terminated and the transaction contemplated hereunder may be abandoned at any time prior to the Closing, by mutual written consent of the Company and the Investor.

7.2.2 Termination by Either the Company or the Investor. This Agreement may be terminated and the transaction contemplated hereunder may be abandoned by either the Company or the Investor, by giving written notice of termination to the other party at any time prior to the Closing, if:

(a) The Closing shall not have been consummated on or before the Outside Date; or

(b) Any Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any injunction that shall have become final and non-appealable and that shall give rise to the failure of the conditions set forth in Section 5.9 and Section 6.5, provided, that the right to terminate this Agreement pursuant to this Section 7.2.2(b) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement (including the failure to fulfill its obligations to resist, lift or resolve such injunction) has been the primary cause of, or primarily resulted in or materially contributed to the enactment, issuance, promulgation, enforcement or entry of such injunction.

7.2.3 Termination by the Company. This Agreement may be terminated by the Company by giving written notice of termination to the Investor, if a breach or failure in any material respect of any representation, warranty, covenant or agreement of the Investor set forth in this Agreement shall have occurred, which breach or failure would give rise to the failure of a condition set forth in Section 6 and as a result of such breach or failure, such condition would not be capable of being satisfied prior to the Closing; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.2.3 if a material breach of this Agreement of the Company has been the primary cause of, primarily resulted in or materially contributed to the failure of any such condition's capability to be satisfied.

7.2.4 Termination by the Investor. This Agreement may be terminated by the Investor by giving written notice of termination to the Company, if a breach or failure in any material respect of any representation, warranty, covenant or agreement of the Company set forth in Section 5 and as a result of such breach or failure, such condition would not be capable of being satisfied prior to the Closing; provided, however, that the Investor shall not have the right to terminate this Agreement pursuant to this Section 7.2.4 if a material breach of this Agreement by the Investor has been the primary cause of, primarily resulted in or materially contributed to the failure of any such condition's capability to be satisfied.

7.2.5 Effect of Termination. In the event of the termination of this Agreement pursuant to this Section 7.2, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto; provided, however, that Section 7 (Miscellaneous) shall survive any termination of this Agreement and provided further that the Seller shall immediately return (and in no event taking three (3) business days or more) Seller Purchase Price already prepaid by the Investor in the amount of RMB 4,761,905, and the Company shall immediately return part of the Purchase Price already prepaid by the Investor in the amount of RMB 2,238,095, both by wire transfer of immediately available cash into the Investor's bank account at the ICBC Guanzghou Southern Branch (中国工商银行股份有限公司广州南方支行) (account number: 3602 0417 0920 0515 479).

7.3 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of California (without reference to the conflicts of law provisions thereof).

7.4 Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile, or by email in portable document format (.pdf) and upon such delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.

7.5 Headings; Interpretation. In this Agreement, (a) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined, (b) the captions and headings are used only for convenience and are not to be considered in construing or interpreting this Agreement and (c) the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation." All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

7.6 Notices. Unless otherwise provided herein, any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (a) at the time of personal delivery, if delivery is in person; (b) at the time of transmission by facsimile or email, addressed to the other party at its facsimile number or email address specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by printed confirmation sheet verifying successful transmission of the facsimile; (c) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (d) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. All notices for delivery outside the United States will be sent by facsimile,, email or by express courier. Notices by facsimile shall be machine verified as received. All notices not delivered personally, by facsimile or email will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number as follows, or at such other address, facsimile number or email as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows:

(a) if to the Investor:

Haixiang Shen (沈海翔)
Address: Room 305, Floor 3, Asia International Hotel, No. 326 East Huanshi Road, Yuexiu District, Guangzhou, Guangdong, China
Tel: +86 13911893350
Email: 1391893350@139.com
Fax: 020-83171930

(b) if to the Company or the Seller:

Hartford Retirement Network Corp.
Lianyue Song, President & CEO
8832 Glendon Way
Rosemead, California 91770
Tel: 626-703-4228
Email: leosongly@hotmail.com

7.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver affected in accordance with this Section 7.7 shall be binding upon each party hereto. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

7.8 Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

7.9 Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties, or obligations, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

7.10 Specific Performance

7.10.1 The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed by the Company or the Seller in accordance with the terms hereof and that the Investor shall be entitled to specific performance of the terms hereof (including the obligation of the Company and the Seller to consummate the Closing, subject to the terms and conditions of this Agreement), including an injunction or injunctions to prevent breaches of this Agreement by the Company and the Seller, in addition to any other remedy at law or equity. The Company and the Seller hereby waive (i) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate and (ii) any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief. If the Investor brings any action to enforce specifically the performance of the terms and provisions hereof by the Company, the termination date shall automatically be extended by (x) the amount of time during which such action is pending, plus twenty (20) business days or (y) such other time period established by the court presiding over such action.

7.10.2 The parties hereto further agree that irreparable damage would occur in the event any provision of this Agreement were not performed by the Investor in accordance with the terms hereof and that the Company shall be entitled to specific performance of the terms hereof (including the Investor's obligation to consummate the Closing, subject to the terms and conditions of this Agreement), including an injunction or injunctions to prevent breaches of this Agreement by the Investor, in addition to any other remedy at law or equity. The Investor hereby waives (i) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate and (ii) any requirement under any law to post a bond or other security as a prerequisite to obtaining equitable relief. If the Company brings any action to enforce specifically the performance of the terms and provisions hereof by the Investor, the termination date shall automatically be extended by (x) the amount of time during which such action is pending, plus twenty (20) business days or (y) such other time period established by the court presiding over such action.

7.10.3 The parties hereto further acknowledge and agree that such rights of specific performance are an integral part of the transactions contemplated hereunder and without such rights, neither the Company nor the Investor would have entered into this Agreement.

7.11 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

7.12 Costs, Expenses. The Company, the Seller and the Investor will each bear their own expenses in connection with the preparation, execution and delivery of this Agreement and the consummation of the Financing.

7.13 Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

7.14 Counsel. The parties hereto each state that they have read this Agreement carefully, that they have consulted with legal counsel regarding the terms and provisions of this Agreement (or have had the opportunity to consult with legal counsel and chosen not to do so), and that they have relied solely upon their judgment without the influence of anyone in entering into this Agreement.

7.15 Arbitration of Disputes. Any disputes among the Parties arising from, out of, or in connection with this Agreement shall be settled through friendly consultations among the Parties. If the dispute is not resolved within fifteen (15) Business Days of commencement of such consultations, subject to Section 7.10, any Party shall submit the dispute to Shanghai International Arbitration Center ("SHIAC") in Shanghai for resolution through arbitration in accordance with the arbitration rules prevailing at the time the application for arbitration is made. Each of the Investor, on the one hand, and the Company and the Seller, on the other hand, shall be entitled to appoint one arbitrator and the third arbitrator shall be appointed by the Chairman of SHIAC. The third arbitrator appointed by the Chairman of SHIAC shall be the presiding arbitrator. If either Party fails to appoint an arbitrator within thirty (30) Business Days of receiving notice of the appointment of an arbitrator by the other Party, then that arbitrator shall be appointed by the Chairman of SHIAC. The arbitration award shall be final and binding on the Parties. The arbitration shall be conducted in English.

7.16 Language. This Agreement shall be in the English language or, if accompanied by a translation of any other language, in the event of any conflict between the English text and the text in any other language, the English text shall prevail.

XU

IN WITNESS WHEREOF, the parties hereto have executed this **SECURITIES PURCHASE AGREEMENT** as of the date first written above.

COMPANY :

HARTFORD RETIREMENT NETWORK CORP.

By: ______________________

Name: Lianyue Song

Title: President and CEO

SELLER:

____

Bin He

SELLER:

____

Zhenghui Zhang

INVESTOR :

HQDA INTERNATIONAL INVESTMENT HOLDINGS LIMITED

By: ______________________

Name: Ziyun Xu

Title: President

Exhibit A - Capitalization of the Company

Upon Closing, the capitalization of the Company shall be as follows:

Shares	Number
Authorized Common Shares	200,000,000
Outstanding Common Shares	79,925,000
Common Shares held by the Investor	52,500,000
Authorized Preferred Shares	10,000,000
Outstanding Preferred Shares	0

Exhibit B - Written Consent of the Company Board of Directors

WRITTEN CONSENT OF THE BOARD OF DIRECTORS
OF
HARTFORD RETIREMENT NETWORK CORP.

April ____, 2018

The undersigned, being all the directors of the board of directors (the "Board of Directors") of Hartford Retirement Network Corp., a corporation organized under the laws of the State of Nevada (the "Company"), hereby adopt the following resolutions by unanimous written consent thereto, effective as of the date hereof, pursuant to the bylaws of the Company and applicable laws and regulations, as if the following resolutions were adopted at a meeting duly held and the undersigned expressly waive any notice or holding of any meeting of the Board of Directors to act upon such resolutions.

WHEREAS, the Company proposed to enter into a securities purchase agreement (the "Securities Purchase Agreement") to sell and issue to HQDA International Investment Holdings Limited (the "Investor") 47,500,000 shares of the common stock, par value $0.001 per share of the Company (the "Common Stock") for an aggregate purchase price of RMB 45,238,095 (or US$ 7,124,109).

WHEREAS, the Board of Directors has reviewed and considered the form, terms and provisions of the draft of the Securities Purchase Agreement presented to them.

RESOLVED, that the Board of Directors hereby determines that the Securities Purchase Agreement and the consummation of the transactions contemplated thereby on the terms and conditions substantially as set for in the Securities Purchase Agreement, is advisory and in the best interests of the Company;

RESOLVED, that (i) the form, terms and provisions of the Securities Purchase Agreement, in substantially the form presented to the Board of Directors, and the performance by the Company of its obligations under the Securities Purchase Agreement and the consummation by the Company of the transactions contemplated by the Securities Purchase Agreement be, and hereby is, approved and adopted in all respects, and (ii) the proper officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to executed and deliver the Securities Purchase Agreement, and any amendments or supplements thereto, with such changes or additions thereto as such officers or officers executing the same shall in their sole discretion approve, such approval to be conclusively evidenced by the execution and delivery thereof;

RESOLVED, the proper officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to take such additional lawful actions as they may deem necessary or advisable to consummate the transactions contemplated by the Securities Purchase Agreement;

RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized, empowered and directed, for and on behalf of the Company to take all such actions as may be necessary and advisable in connection with or in furtherance of the Securities Purchase Agreement and the transactions contemplated thereby and that the taking of such actions thereof by any such officer shall conclusively evidence the due authorization thereof by this Board of Directors;

RESOLVED, that 47,500,000 shares of the common stock of the Company are hereby issued with immediate effect to the Investor;

RESOLVED, that the following persons shall resign from the Company as directors: Aaron Schottelkorb, Weizhong Chen and Gesheng Lu;

RESOLVED, that the following persons shall be appointed as directors of the Company: Ziyun Xu (徐紫芸), Haixiang Shen (沈海翔), and Peigeng Xu (徐培耕);

RESOLVED, that any officer of the Company be, and each of them individually hereby is, in accordance with the foregoing resolutions, authorized, in the name and on behalf of the Company, to prepare, execute and deliver any and all agreement, amendments, certificates, reports, applications, notices, instruments, schedules, statements,

Xu

consents, letters or other documents with respect to the matters contemplated by the foregoing resolutions, to make any filings pursuant to federal, state and foreign laws and to do and cause to be done any and all such other acts and things, as in the opinion of any such officer, may be necessary, appropriate or desirable in order to comply with the applicable laws and regulations of any jurisdiction (domestic or foreign), or otherwise in order to enable the Company to fully and promptly carry out the purposes and intent of the foregoing resolutions and to permit the matters contemplated thereby to be lawfully consummated; and it is further

RESOLVED, that all actions previously taken by any officer, director, representative or agent of the Company in the name or on behalf of the Company in connection with the matters contemplated by the foregoing resolutions, to the extent they are consistent with the authority conferred by such resolutions, be, and each of them hereby is, adopted, ratified, confirmed and approved in all respects as the act and deed of the Company.

IN WITNESS WHEREOF, the undersigned have executed this Unanimous Written Consent as of April ____, 2018.

____
Lianyue Song

____
Aaron Schottelkorb

____
Jimmy Zhou

____
Weizhong Chen

____
Gesheng Lu

Exhibit C - Director Resignation Letter

April ___, 2018

To:
Hartford Retirement Network Corp.
To the attention of the board of directors
- by hand -

Dear Sirs,

Resignation

Reference is hereby made to Section 4.6.1 of that certain Securities Purchase Agreement as of April ____, 2018, by and between Hartford Retirement Network Corp., (the "**Company**"), HQDA International Investment Holdings Limited, and Bin He and Zhenghui Zhang (the "**Securities Purchase Agreement**").

Effective as of the date hereof, the undersigned hereby resigns from the office of director of the Company.

The undersigned hereby confirms that as a director (i) he has no claims for compensation for termination, loss of office, unpaid remuneration or otherwise, exception made for the compensation due and unpaid up to the date hereof; and (ii) he has no cause of action, suits, damages, claims, proceedings and demands (the "**Claims**") against the Company, or its predecessors, affiliates, parents, subsidiaries, successors, assignees, or any of the antecedent's former and current officers, directors, shareholders, or employees (collectively referred to as the "**Releasees**") arising out of or in connection with his relationship with the Company respectively, as a director, his relationship with the Releasees, his resignation from the Company, or the transaction contemplated by the Securities Purchase Agreement. He will release and discharge the Company and the Releasees from any and all Claims, whether asserted or unasserted, and whether known or unknown up to the date hereof.

Yours faithfully,

____
[INSERT NAME OF DIRECTOR]

Accepted and approved by:

HARTFORD RETIREMENT NETWORK CORP.

By: ______________________________
Name: Lianyue Song
Title: President and CEO

Exhibit D - Company Board of Directors' Resolution Approving Signing this Security Purchase Agreement